Exhibit 99.1




For Immediate Release                                Contact:     Oscar Smith
                                                                  Gene Bertcher
                                                                  (972) 407-8400

                        CABELTEL RECEIVES AMERICAN STOCK
                                 EXCHANGE LETTER


Dallas (November 13, 2006) - CabelTel International Corporation (AMEX-GBR) announced that on November 8, 2006, the Company received notice from the Staff of the American Stock Exchange (AMEX) indicating that the Company is currently below certain of the Exchange's continued listing standards due to losses in two of its three most recent fiscal years with stockholders equity below $2,000,000 (by approximately $30,000), as set forth in Section 1003 of the AMEX Company guide. The Company was afforded the opportunity to submit a Plan of compliance to the Exchange which it did by September 22, 2006. On the basis of the Plan submitted by the Company, the Exchange has notified the Company that it is prepared to continue the listing of the Company's Common Stock subject to compliance with certain specified conditions and the Company being in full compliance by December 31, 2007 with all continued listing standards.

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